EXHIBIT 21

SUBSIDIARIES OF THE REIT



     STATE OF INCORPORATION OF FORMATION

Albemarle Partners Limited Partnership            North Carolina
Arbor Place GP, Inc.                              Georgia
Arbor Place Limited Partnership                   Georgia
BJ/Portland Limited Partnership                   Maine
Bonita Lakes Mall Limited Partnership             Mississippi
Brownwood Associates, L.P.                        Texas
Cadillac Associates Limited Partnership           Tennessee
Capital Crossing Limited Partnership              North Carolina
Cary Limited Partnership                          North Carolina
CBL & Associates Limited Partnership              Delaware
CBL & Associates Management, Inc.                 Delaware
CBL/34th Street St. Petersburg Limited
 Partnership                                      Florida
CBL/Bartow Limited Partnership                    Florida
CBL/Brushy Creek Limited Partnership              Florida
CBL/Buena Vista Limited Partnership               Georgia
CBL/Cedar Bluff Crossing Limited Partnership      Tennessee
CBL/Foothills Plaza, L.P.                         Tennessee
CBL/GP, Inc.                                      Wyoming
CBL/GP I, Inc.                                    Tennessee
CBL/GP II, Inc.                                   Wyoming
CBL/GP III, Inc.                                  Mississippi
CBL/GP IV, Inc.                                   Connecticut
CBL/GP V, Inc.                                    Tennessee
CBL/GP VI, Inc.                                   Tennessee
CBL/GP Cary, Inc.                                 North Carolina
CBL/GP Langley, Inc.                              Virginia
CBL/Karns Corner Limited Partnership              Tennessee
CBL/Low Limited Partnership                       Wyoming
CBL Morristown, LTD.                              Tennessee
CBL/Nashua Limited Partnership                    New Hampshire
CBL/North Haven, Inc.                             Connecticut
CBL/Perimeter Place Limited Partnership           Tennessee
CBL/Plant City Limited Partnership                Florida
CBL/Plantation Plaza, L.P.                        Virginia
CBL/Rawlinson Place Limited Partnership           Tennessee
CBL/Springs Crossing Limited Partnership          Tennessee
CBL/Suburban, Inc.                                Tennessee
CBL/Tampa Keystone Limited Partnership            Florida
CBL Terrace Limited Partnership                   Tennessee
CBL/Uvalde, Ltd.                                  Texas
Chester Square Limited Partnership                Virginia
College Station Partners, Ltd.                    Texas
CoolSprings Crossing Limited Partnership          Tennessee
Cortlandt Town Center, Inc.                       New York
Cortlandt Town Center Limited Partnership         New York
Cosby Station Limited Partnership                 Georgia
Crossville Associates Limited Partnership         Tennessee
Development Options, Inc.                         Wyoming
East Ridge Partners, L.P.                         Tennessee
East Towne Crossing Limited Partnership           Tennessee
Elkin Partners, Ltd.                              Tennessee
Fifty-Eight Partners, L.P.                        Tennessee
Foothills Mall, Inc.                              Tennessee
Frontier Mall Associates Limited Partnership      Wyoming
Georgia Square Associates, Ltd.                   Georgia
Georgia Square Partnership                        Georgia
Governor's Square Company                         Ohio
Green Cove Mall Limited Partnership               Alabama
Greenville Plaza GP, Inc.                         North Carolina
Greenville Plaza Limited Partnership              North Carolina
Henderson Square Limited Partnership              North Carolina
High Point Development Limited Partnership        North Carolina
High Point Development Limited Partnership II     North Carolina
Hudson Plaza Limited Partnership                  New York
Joplin-Low Limited Partnership                    Missouri
Kiln Creek Limited Partnership                    Virginia
Kingston Overlook Limited Partnership             Tennessee
LaGrange Commons Limited Partnership              New York
Lakeshore Gainesville Limited Partnership         Georgia
Lakeshore/Sebring Limited Partnership             Florida
Langley Square Limited Partnership                Virginia
Leaseco, Inc.                                     New York
Lebcon Associates                                 Tennessee
Lebcon I, Ltd.                                    Tennessee
Lee Partners                                      Tennessee
Longview Associates Limited Partnership           North Carolina
Lunenburg Crossing Limited Partnership            Massachusetts
Madison Plaza Associates, Ltd.                    Alabama
Madison Square Associates, Ltd.                   Alabama
Mall Shopping Center Company, L.P.                Texas
Maryville Department Stores, Ltd.                 Tennessee
Maryville Partners, L.P.                          Tennessee
Montgomery Partners, L.P.                         Tennessee
Massard Crossing Limited Partnership              Arkansas
Naugatuck Limited Partnership                     Connecticut
NewLease Corp.                                    Tennessee
North Haven Crossing Limited Partnership          Connecticut
Oak Ridge Associates Limited Partnership          Tennessee
Park Village Limited Partnership                  Florida
Parham Limited Partnership                        Virginia
Portland/HQ Limited Partnership                   Maine
Post Oak Mall Associates Limited Partnership      Texas
RC Strawbridge Limited Partnership                Virginia
Salem Crossing Limited Partnership                Virginia
Scottsboro Associates, Ltd.                       Alabama
Seacoast Shopping Center Limited Partnership      New Hampshire
Shared Appreciation I, LTD.                       Tennessee
Shopping Center Finance Corp.                     Wyoming
Springhurst Limited Partnership                   Kentucky
St. Clair Square GP, Inc.                         Illinois
St. Clair Square Limited Partnership              Illinois
Stone East Partners, Ltd.                         Tennessee
Suburban Plaza Limited Partnership                Tennessee
Sutton Plaza GP, Inc.                             New Jersey
Sutton Plaza Limited Partnership                  New Jersey
The Galleria Associates, L.P.                     Tennessee
Turtle Creek Limited Partnership                  Mississippi
Twin Peaks Mall Associates, Ltd.                  Colorado
Valley Crossing Associates Limited Partnership    North Carolina
Vicksburg Mall Associates, Ltd.                   Mississippi
Walnut Square Associates Limited Partnership      Wyoming
West Broad Street Limited Partnership             Virginia
Westgate Mall Limited Partnership                 South Carolina